Exhibit 10.1

Execution Version

FIRST AMENDMENT
TO
ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of March 26, 2024, by and among National Neuromonitoring Services, LLC, a Texas limited liability company (“Purchaser”), Assure Neuromonitoring, LLC, a Colorado limited liability company (“Assure Neuromonitoring”) Assure Networks, LLC, a Colorado limited liability company (“Assure Networks”), Assure Networks Texas Holdings, LLC, a Texas limited liability company (“Assure Networks Texas Holdings”), and Assure Networks Texas Holdings II, LLC, a Colorado limited liability company (“Assure Networks Texas Holdings II” and together with Assure Neuromonitoring, Assure Networks and Assure Networks Texas Holdings, collectively, the “Sellers”), and Assure Holdings Corp., a Nevada corporation (“Parent”).

RECITALS:

A.            Purchaser, Sellers and Parent are parties to that certain Asset Purchase Agreement, dated as of March 11, 2024 (the “Agreement”), pursuant to which Purchaser agreed to purchase certain assets of Sellers and the Assure Neuromonitoring Subsidiaries on the terms and conditions set forth in the Agreement.

B.            In accordance with Section 10.9 of the Agreement, the parties desire to amend the Agreement pursuant the terms and conditions set forth in this Amendment.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Purchaser, Sellers and Parent hereby agree as follows:

1.            Definitions. All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings given to such terms in the Agreement.

2.            Amendment to Section 1.1. The definition of “Case Volume” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Case Volume” means the number of surgical cases of the Business referred by any of the physicians listed on Exhibit B hereto during the Earnout Period and performed by First Closing Business Employees who have accepted offers of employment by Purchaser and become Transferred Employees from or after the First Closing Date. For the avoidance of doubt, surgical cases of the Business (i) referred by an existing referral source of Purchaser not listed on Exhibit B hereto but performed by Transferred Employees, and (ii) referred by any of the physicians listed on Exhibit B hereto but performed by existing employees of Purchaser who are not Transferred Employees shall not count towards the Case Volume for purposes of the Earnout Payment.

3.            Amendment to Section 1.1. Section 1.1 of the Agreement is hereby amended to insert the following definitions in the appropriate alphabetical order:

“Debt Payoff Amount” means the sum of (i) One Hundred Fifty Thousand Dollars ($150,000) payable by wire transfer of immediately available funds to the account directed by RTNA, plus (ii) Three Hundred Nine Thousand Two Hundred Fifteen Dollars ($309,215) payable by wire transfer of immediately available funds to the account directed by Sageland Financial Group, LLC, plus (iii) Twenty-Four Thousand Four Hundred and 53/100 Dollars ($24,400.53) payable by wire transfer of immediately available funds to the account directed by Hewlett-Packard Financial Services Company, plus (iv) Seven Hundred Fifty Thousand Dollars ($750,000) payable by wire transfer of immediately available funds to the account directed by Centurion Financial Trust.

“Dispute Period” has the meaning set forth in Section 2.5(b).

“IONM System” means a Cadwell Cascade Pro 16 or Pro 32 System owned or leased by Sellers or the Assure Neuromonitoring Subsidiaries, together with all equipment and accessories necessary to operate such system to provide IONM services, including, without limitation, Stimulator ES-IX, TCS-4, Cascade Amp, BAEP software with insert earphones, automatic threshold detection, laptop computer, and all related cables, components, accessories, and carry cases.

“Post-Closing Business Employees” has the meaning set forth in Section 2.5(a).

“Post-Closing IONM Systems” has the meaning set forth in Section 2.5(a).

“Post-Closing Statement” has the meaning set forth in Section 2.5(a).

4.            Amendment to Section 2.5. Section 2.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.5      Purchase Price. Subject to the adjustments provided in this Section 2.5 and in Section 2.6, the aggregate consideration payable to Sellers for the sale, assignment, transfer, conveyance and delivery of the Acquired Assets to Purchaser shall be an amount equal to Two Million Three Hundred Twenty Thousand Dollars ($2,320,000), minus the Debt Payoff Amount, plus the Earnout Amount, if any (the “Purchase Price”), payable in cash at the First Closing by wire transfer of immediately available funds to such account(s) as Sellers may designate in writing.

(a)            Post-Closing Statement. Not later than ninety (90) days after the First Closing Date, Purchaser shall prepare and deliver (or cause to be prepared and delivered) to Sellers a written statement (the “Post-Closing Statement”) setting forth Purchaser’s good faith calculations of (i) the number of First Closing Business Employees who accepted offers of employment by Purchaser and remained Transferred Employees for at least ten (10) days after the First Closing Date (the “Post-Closing Business Employees”), and (ii) the number of IONM Systems transferred to Purchaser not later than thirty (30) days after the First Closing Date, free and clear of all Liens, other than Permitted Liens (the “Post-Closing IONM Systems”).

(c)            Review by Sellers. If Sellers object to Purchaser’s calculations set forth in the Post-Closing Statement, then Sellers shall notify Purchaser in writing of such objection within twenty (20) days following its receipt of the Post-Closing Statement. If, for any reason, Sellers fail to give Purchaser notice of any such objection within such 20-day period, then, for purposes of this Section 2.5, Purchaser’s calculations set forth in the Post-Closing Statement shall be conclusive and binding upon the parties. If Sellers notify Purchaser in writing of such an objection within such 20-day period, then Purchaser and Sellers shall, for a period not to exceed thirty (30) days (unless otherwise agreed in writing by the parties) after the date upon which Purchaser receives Sellers’ objection notice (such period of time being hereinafter referred to as the “Dispute Period”), work together diligently and in good faith to resolve any and all such objections. If, at or before the end of the Dispute Period, Sellers and Purchaser resolve their disputes regarding the calculations set forth in the Post-Closing Statement, then the calculation as so agreed to by Sellers and Purchaser shall be conclusive and binding upon the parties. If, at the end of the Dispute Period, Sellers and Purchaser have not resolved their disputes regarding the calculations set forth in the Post-Closing Statement, then such disputes shall, within five (5) Business Days after the expiration of the Dispute Period, be submitted to arbitration pursuant to the procedure set forth in Section 10.2. The arbitrator shall only have the authority to resolve matters expressly submitted to it for resolution.

(d)            Post-Closing Purchase Price Adjustments.

(i)            If the number of Post-Closing Business Employees is less than forty (40), then the Purchase Price shall be decreased by an amount equal to Twenty-Eight Thousand Dollars ($28,000) for each Post-Closing Business Employee less than forty (40).

(ii)           If the number of Post-Closing IONM Systems is less than one hundred (100), then the Purchase Price shall be decreased by an amount equal to Twelve Thousand Dollars ($12,000) for each Post-Closing IONM System less than one hundred (100).

(iii)          Any decrease in the Purchase Price pursuant to this Section 2.5(d) and/or Section 2.5(e) shall be payable jointly and severally by Sellers and Parent within thirty (30) days after the calculations set forth in the Post-Closing Statement are finally determined by the parties pursuant to this Section 2.5 by wire transfer of immediately available funds to such account(s) as Purchaser may designate in writing, or Purchaser in its sole discretion may exercise its off-set right pursuant to Section 2.6(e) to satisfy such amount.

(e)            Signing Bonuses. To the extent that Purchaser, in its sole discretion, decides to pay bonuses to any First Closing Business Employees as an incentive for them to accept Purchaser’s offer of employment, then the Purchase Price shall be decreased by an amount equal to twenty-five percent (25%) of the amount of each such bonus, plus twenty-five percent (25%) of the payroll tax withholdings associated with each such bonus, up to a maximum aggregate amount not to exceed Fifty Thousand Dollars ($50,000).

5.            Amendment to Section 2.6. Section 2.6(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

(a)            Subject to the terms and conditions of this Section 2.6, as additional consideration for the purchase of the Acquired Assets, Sellers shall be eligible to receive an additional earnout payment in an aggregate amount not to exceed Two Million One Hundred Eighty Thousand Dollars ($2,180,000) (the “Earnout Payment”), based upon the Case Volume for the period beginning on the First Closing Date and ending on the date that is twelve (12) months after the First Closing Date (the “Earnout Period”), as set forth below (as applicable, the “Earnout Target”):

(i)            If the Case Volume is less than 6,000, then Sellers will not receive any Earnout Payment and the Purchase Price shall be decreased by an amount equal to equal to One Hundred Eighty-Six Dollars ($193) for each surgical case less than 6,000 up to a maximum aggregate amount not to exceed One Hundred Ninety-Three Thousand Dollars ($193,000).

(ii)           If the Case Volume is at least 7,000 but less than 8,000, then Sellers will receive an Earnout Payment in an amount equal to Forty-Nine Thousand Six Hundred Thirty Dollars ($49,630); or

(iii)          If the Case Volume is at least 8,000 but less than 9,000, then Sellers will receive an Earnout Payment in an amount equal to Three Hundred Eighty-Eight Thousand One Hundred Forty-Nine Dollars ($388,149); or

(iv)          If the Case Volume is at least 9,000 but less than 10,000, then Sellers will receive an Earnout Payment in an amount equal to Seven Hundred Seventy-Six Thousand Two Hundred Ninety-Seven Dollars ($776,297); or

(v)           If the Case Volume for the Earnout Period is at least 10,000 but less than 11,000, then Sellers will receive an Earnout Payment in an amount equal toOne Million Four Hundred Fifty-Three Thousand Three Hundred Thirty-Four Dollars ($1,453,334); or

(vi)          If the Case Volume is more than 11,000, then Sellers will receive an Earnout Payment in an amount equal to Two Million One Hundred Eighty Thousand Dollars ($2,180,000).

(vii)         Any decrease in the Purchase Price pursuant to this Section 2.6(a) shall be payable jointly and severally by Sellers and Parent within thirty (30) days after the calculations set forth in the Earnout Statement are finally determined by the parties pursuant to this Section 2.6 by wire transfer of immediately available funds to such account(s) as Purchaser may designate in writing.

6.            Amendment to Section 3.1. Section 3.1 of the Agreement is hereby amended such that the First Closing Date shall be March 26, 2024.

7.            Amendment to Section 3.2. Section 3.2 of the Agreement is hereby amended to add the following at the end of Section 3.2:

(i)            DOJ Settlement. At or prior to the Second Closing, Sellers and Parent shall have paid all amounts due and owing to the U.S. Department of Justice in connection with its investigation of Sellers’ billing practices.

8.            Amendment to Section 3.4. Section 3.4(n) of the Agreement is hereby amended and restated in its entirety to read as follows:

(n)          at the First Closing, evidence reasonably satisfactory to Purchaser of the commercial general liability insurance pursuant to the Nominee Agreement; and

9.            Amendment to Section 7.8. Section 7.8 of the Agreement is hereby amended and restated in its entirety to read as follows

Section 7.8 Tail Insurance. Not later than ten (10) BusinessDays after the First Closing Date, Sellers shall deliver to Purchaser evidence reasonabl satisfactory to Purchaser of medical malpractice tail coverage for a period of three (3) years after the First Closing Date (" Tail Insurance") insuring against claims made relating to services performed by any Seller or Assure Neuromonitoring Subsidiary prior to either Closing. The applicable insurance coverage shall be the sole cost and expense of Sellers and shall name Purchaser as an additional insured. Upon request by Purchaser, Sellers shall provide Purchaser with evidence of such insurance policy.

10.          Amendment to Section 9.1. Section 9.1(c) of the Agreement is hereby amended such that the Outside Date shall be March 26, 2024.

11.          No Other Amendments. Except as specifically modified and amended pursuant to Section 2 through Section 10 above, the Agreement shall remain in full force and effect without revision thereto.

12.          Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument. Signatures given by facsimile or portable document format (or similar format) shall be binding and effective to the same extent as original signatures.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

PURCHASER:

NATIONAL NEUROMONITORING SERVICES, LLC,
a Texas limited liability company

By:
Name:
Title:

SELLERS:

ASSURE NEUROMONITORING, LLC,
a Colorado limited liability company

By:
Name:
Title:

ASSURE NETWORKS, LLC,
a Colorado limited liability company

By:
Name:
Title:

ASSURE NETWORKS TEXAS HOLDINGS, LLC,
a Texas limited liability company

By:
Name:
Title:

ASSURE NETWORKS TEXAS HOLDINGS II, LLC,
a Colorado limited liability company

By:
Name:
Title:

Signature Page to First Amendment to Asset Purchase Agreement

PARENT:

ASSURE HOLDINGS CORP.,
a Nevada corporation

By:
Name:
Title:

Signature Page to First Amendment to Asset Purchase Agreement